Exhibit 99.1

Behringer Harvard Acquires Luxury Mixed-Use
Development in Washington, D.C. Metro Area

DALLAS, March 19, 2010 — Behringer Harvard announced today its acquisition of The Lofts at Park Crest, a luxury mixed-use development consisting of 131 apartment homes and a 66,600-square-foot Harris Teeter Food Market. The Lofts at Park Crest is located on a 2.7-acre site at 8210 Crestwood Heights Drive in the affluent Tysons Corner area of McLean, Virginia. Tysons Corner, which serves as the central business district of Fairfax County, is approximately midway between Washington, D.C. and Dulles Airport.

“The Lofts at Park Crest is a high-quality apartment community that truly has no equal in the exclusive area of Tysons Corner,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc. “We believe this luxurious community with on-site retail will have long-term appeal for affluent professionals who appreciate fine living in close proximity to major employment centers and the nation’s capital.”

Completed in 2008, the stabilized, seven-story property in Tysons Corner features resort-style amenities. Residents have on-site access to a full-service Starbucks coffee shop and a Harris Teeter grocery store with pharmacy. Founded in 1960, Harris Teeter had sales of more than $4 billion in 2009 and employs 21,000 associates at stores in North Carolina, South Carolina, Virginia, Georgia, Tennessee, Maryland, Delaware, Florida, and the District of Columbia.

Amenities for residents of The Lofts at Park Crest include 24-hour concierge service at the front desk, a 3,000-square-foot athletic club and a resort-class rooftop pool with sun terrace. The apartments feature one or two bedrooms and baths, 11-foot ceilings with floor-to-ceiling windows, hardwood floors, spa-inspired showers and soaking tubs, gourmet kitchens with stainless-steel appliances, custom wood cabinetry and granite countertops, full-sized washers and dryers and private terraces and balconies.

Tysons Corner is the largest employment center in Virginia and its per-capita income exceeds the Virginia average by approximately one-third. Located 14 miles east of Dulles Airport, Tysons Corner boasts 26 million square feet of office space and the largest concentration of office properties in northern Virginia. One of the best shopping experiences on the East Coast is provided by more than three million square feet of retail space, including the upscale Tysons Galleria and Tysons Corner Center, the eleventh-largest shopping mall in America. Tysons Corner also offers convenient access to the Capital Beltway, Interstate 66 and the Dulles Access Road. A $4 billion, 24-mile extension of Metrorail’s new Silver Line is expected to extend through Tysons Corner by 2012, enhancing the convenience of commuting within the region.

Including this most recent investment, the portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 23 multifamily communities in 11 states providing a total of 6,296 apartment homes.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $10 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 99 99 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600

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